   As filed with the Securities and Exchange Commission on September 29, 2000
                                                      Registration No.    -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                                                   BANK ONE Capital V
                                                   BANK ONE Capital VI
       BANK ONE CORPORATION                        BANK ONE Capital VII
(Exact name of each registrant as                  BANK ONE Capital VIII
    specified in its charter)                      BANK ONE Capital IX

                                                   BANK ONE Capital X
             Delaware                     (Exact name of each registrant as
   (State or other jurisdiction                       specified
of incorporation or organization)            in its certificate of trust)


            31-0738296                                 Delaware
 (I.R.S. Employer Identification           (State or other jurisdiction of
               No.)                        incorporation or organization of
                                                 of each registrant)

                                                Each to be applied for
                                           (I.R.S. Employer Identification
                                                         No.)
                                1 Bank One Plaza
                            Chicago, Illinois 60670
                                  312-732-4000
    (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                                --------------
                               Charles W. Scharf
              Executive Vice President and Chief Financial Officer
                              BANK ONE CORPORATION
                                1 Bank One Plaza
                            Chicago, Illinois 60670
                                 (312) 336-2411
     (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                                With copies to:
       Laurence Goldman, Esq.                   Robert Rosenman, Esq.
        BANK ONE CORPORATION                   Cravath, Swaine & Moore,
          1 Bank One Plaza                         Worldwide Plaza
       Chicago, Illinois 60670                    825 Eighth Avenue
                                               New York, New York 10019
                                --------------
   Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                                --------------
   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    (table and footnotes continued on next page)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                                                                 Proposed
                                                 Proposed         maximum
 Title of each class of         Amount           maximum         aggregate
    securities to be             to be        offering price     offering        Amount
       registered         registered(1)(5)(6)  per unit(5)      price(1)(5)     of fee(6)
------------------------------------------------------------------------------------------
Debt Securities of
 BANK ONE CORPORATION
 (3)...................             (1)              (2)             (2)           N/A
------------------------------------------------------------------------------------------
Preferred Securities of
 BANK ONE Capital V,
 BANK ONE Capital VI,
 BANK ONE Capital VII,
 BANK ONE Capital VIII,
 BANK ONE Capital IX
 and BANK ONE Capital
 X.....................             (1)              (2)             (2)           N/A
------------------------------------------------------------------------------------------
BANK ONE CORPORATION
 Guarantees with respect
 to
 Preferred Securities..             (4)              (4)             (4)           N/A
------------------------------------------------------------------------------------------
 Total.................     $1,990,000,000         N/A       $1,990,000,000(6) $525,360(6)
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) Such indeterminate number or principal amount of Debt Securities (including Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities) of BANK ONE CORPORATION (the "Company") and Preferred Securities (the "Preferred Securities") of BANK ONE Capital V, BANK ONE Capital VI, BANK ONE Capital VII, BANK ONE Capital VIII, BANK ONE Capital IX and BANK ONE Capital X (collectively, the "BANK ONE Capital Trusts") not to exceed $1,990,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, if any.
(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $1,990,000,000. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(3) Junior Subordinated Debt Securities may be purchased by any of the BANK ONE Capital Trusts with the proceeds of the sale of the Preferred Securities of that BANK ONE Capital Trust, together with the proceeds received from the Company for the common securities to be issued by that BANK ONE Capital Trust to the Company. No separate consideration will be received for such Junior Subordinated Debt Securities. Such Junior Subordinated Debt Securities may later be distributed for no additional consideration to the holders of Preferred Securities of the applicable BANK ONE Capital Trust upon certain events described in the applicable Declaration of such BANK ONE Capital Trust.
(4) The Company is also registering pursuant to this Registration Statement the Company's Guarantees and other obligations that it may have with respect to Preferred Securities issued by any of the BANK ONE Capital Trusts. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such Guarantee or any other such obligations.
(5) This Registration Statement also serves to register such indeterminate amount of securities that are to be offered and sold in connection with market making activities by an affiliate of the Registrants.
(6) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $10,000,000 of Debt Securities, Preferred Securities and Company Guaranties previously registered by the Company on a Form S-3 Registration Statement (No. 333-80903). A registration fee of $2,780 was previously paid with the respect to such securities. This Registration Statement constitutes post-effective amendment No. 1 to Registration Statement No. 333-80903.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. BANK + +ONE CORPORATION or a BANK ONE Capital Trust, as applicable, may not sell + +these securities until the Registration Statement filed with the Securities + +and Exchange Commission is effective. This prospectus is not an offer to sell + +these securities and it is not soliciting an offer to buy these securities in +
+any state where the offer or sale is not permitted.                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS, SUBJECT TO COMPLETION, SEPTEMBER 29, 2000

                                 $2,000,000,000
                              BANK ONE CORPORATION

                             Senior Debt Securities
                      Senior Subordinated Debt Securities
                      Junior Subordinated Debt Securities

                               BANK ONE Capital V
                              BANK ONE Capital VI
                              BANK ONE Capital VII
                             BANK ONE Capital VIII
                              BANK ONE Capital IX
                               BANK ONE Capital X

                              Preferred Securities
       (fully and unconditionally guaranteed on a subordinated basis, as describedherein, by BANK ONE CORPORATION)

  This prospectus contains a general description of the securities which BANK ONE CORPORATION and/or a BANK ONE Capital Trust may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest.

  The securities will be unsecured obligations of BANK ONE CORPORATION and/or a BANK ONE Capital Trust and will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.


                 The date of this prospectus is        , 2000.

                               Table of Contents

                                                                          Page
                                                                          ----
Summary..................................................................   1
Where You Can Find More Information about BANK ONE and the BANK ONE
 Capital Trusts..........................................................   2
Forward-Looking Statements...............................................   4
BANK ONE CORPORATION.....................................................   6
Ratio of Earnings to Fixed Charges.......................................   7
The BANK ONE Capital Trusts..............................................   7
Use of Proceeds..........................................................   9
Regulatory Matters.......................................................   9
Description of Debt Securities...........................................  14
Senior Securities........................................................  20
Senior Subordinated Securities...........................................  21
Description of Junior Subordinated Debt Securities.......................  26
Description of the Preferred Securities..................................  31
Description of the Preferred Securities Guarantees.......................  33
Effect of Obligations Under the Junior Subordinated Debt Securities and
 the Preferred Securities Guarantee......................................  37
Global Securities........................................................  38
Plan of Distribution.....................................................  40
Legal Matters............................................................  41
Experts..................................................................  41

                                    SUMMARY

   This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading "Where You Can Find More Information About BANK ONE and the BANK ONE Capital Trusts" for information on BANK ONE CORPORATION and its financial statements. BANK ONE has its principal offices at 1 Bank One Plaza, Chicago, Illinois (telephone: 312-732-4000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

   BANK ONE CORPORATION, a Delaware corporation (also referred to as the "Company", "BANK ONE", "us" or "we"), and BANK ONE Capital V, BANK ONE Capital VI, BANK ONE Capital VII, BANK ONE Capital VIII, BANK ONE Capital IX and BANK ONE Capital X, each a statutory business trust formed under the laws of the State of Delaware (separately, each trust is also referred to as a "BANK ONE Capital Trust" and together as the "BANK ONE Capital Trusts") have filed a registration statement with the Securities and Exchange Commission under a "shelf" registration procedure. Under this procedure BANK ONE and each BANK ONE Capital Trust, as applicable, may offer and sell from time to time, in one or more series, up to $2,000,000,000, or the equivalent in one or more foreign currencies or currency units, of any of the following securities:

     .  unsecured senior debt securities,

     .  unsecured senior subordinated debt securities,

     .  unsecured junior subordinated debt securities,

     .  preferred securities of a BANK ONE Capital Trust, and

    . guarantees, described below, relating to the preferred securities of each BANK ONE Capital Trust.

   The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

   This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

   The prospectus supplement will also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

   BANK ONE and each BANK ONE Capital Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by BANK ONE and each BANK ONE Capital Trust directly or through dealers or agents designated from time to time. These agents may be affiliates of BANK ONE and each BANK ONE Capital Trust. If BANK ONE, directly or through agents, solicits offers to purchase the securities, BANK ONE reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any offer.

   The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of these underwriters and the net proceeds to BANK ONE and each BANK ONE Capital Trust.

   Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

   One or more of our subsidiaries may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in these transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

   WHERE YOU CAN FIND MORE INFORMATION ABOUT BANK ONEAND THE BANK ONE CAPITAL
                                     TRUSTS

   BANK ONE and each BANK ONE Capital Trust have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. BANK ONE also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the following public reference facilities maintained by the SEC:

 Public Reference           New York Regional Office  Chicago Regional Office
       Room                   7 World Trade Center        Citicorp Center
450 Fifth Street,                  Suite 1300         500 West Madison Street
       N.W.                 New York, New York 10048          Suite 1400
    Room 1024                                                Chicago, Illinois
 Washington, D.C.                                                   60661-2511
      20549

   You can call the SEC for further information about its public reference rooms at 1-800-732-0330. Such material is also available at the SEC's website at "http://www.sec.gov".

   You can also inspect reports, proxy statements and other information about BANK ONE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

   The SEC allows BANK ONE to incorporate documents by reference in this prospectus. This means that by listing or referring to a document which BANK ONE has filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. When BANK ONE updates the information contained in documents which have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.

   The documents listed below are incorporated by reference into this prospectus:

                BANK ONE SEC Filings                          Period
                --------------------                          ------
   Annual Report on Form 10-K.................... Year ended December 31, 1999
                                                  (as amended by a Form 10K/A
                                                  dated April 6, 2000)
   Quarterly Reports on Form 10-Q................ Quarter ended:
                                                  .March 31, 2000
                                                  .June 30, 2000,
   Current Reports on Form 8-K................... Dated:
                                                  .January 11, 2000
                                                  .January 18, 2000
                                                  .March 20, 2000
                                                  .March 27, 2000
                                                  .April 18, 2000
                                                  .July 19, 2000
                                                  .August 14, 2000
                                                  .August 22, 2000
                                                  .September 6, 2000 (2 filings)

   BANK ONE also incorporates by reference additional documents that it may file with the SEC between the date of this prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

                               Investor Relations
                              BANK ONE CORPORATION
                                1 Bank One Plaza
                               Mail Code IL1-0738
                          Chicago, Illinois 60670-0738
                            Telephone (312) 732-4812

   If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

   YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR INCORPORATED BY REFERENCE. BANK ONE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

   No separate financial statements of any BANK ONE Capital Trust are included in this prospectus. BANK ONE and the BANK ONE Capital Trusts do not consider that such financial statements would be material to holders of the preferred securities because each BANK ONE Capital Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debt securities of BANK ONE and issuing the trust securities.

   Furthermore, taken together, BANK ONE'S obligations under each series of Junior Subordinated Debt Securities, the Junior Indenture under which the Junior Subordinated Debt Securities will be issued, the related Declaration and the related Preferred Securities Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related preferred securities of a BANK ONE Capital Trust. For a more detailed discussion see "The BANK ONE Capital Trusts", "Description of Preferred Securities", "Description of Junior Subordinated Debt Securities", "Description of the Preferred Securities Guarantees" and "Effect of Obligations Under the Junior Subordinated Debt Securities and Preferred Securities Guarantee". BANK ONE does not expect that any of the BANK ONE Capital Trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

   BANK ONE is not making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or any prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, including information included or incorporated by reference in this prospectus, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by BANK ONE, in press releases and in oral and written statements made by BANK ONE which are not statements of historical fact may constitute forward-looking statements. Examples of forward-looking statements include, without limitation:

  . projection of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items;

  . statements of plans and objectives of BANK ONE or its management or its Board of Directors, including those relating to products or services;

  .  statements of future economic performance; and

  .  statements of assumptions underlying the above statements.

Words such as "believes", "anticipates", "expects", "intends", "estimates", "targeted" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

   Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. Factors which could cause this difference include, without limitation:

  . local, regional and international conditions may differ from those assumed in the statements;

  . changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board may have an adverse effect on BANK ONE's business;

  . inflation and interest rate, market and monetary fluctuations may have a negative impact on BANK ONE's position;

  . the timely development and acceptance of new products and services and perceived overall value of these products and services by users may be different than anticipated;

  . changes in consumer spending, borrowing and saving habits may make BANK ONE's products or services less desirable;

  . technological changes, instituted by BANK ONE and by persons by whom BANK ONE's business may be affected, may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

  . acquisitions and integration of acquired businesses may be more difficult or expensive than expected;

  . the ability to increase market share and control expenses may be more difficult than anticipated;

  . competitive pressures among financial services companies may increase significantly;

  . changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) may have an adverse effect on BANK ONE;

  . changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

  . changes in BANK ONE's organization, compensation and benefit plans may have an effect on its expected results;

  . the costs and effects of litigation and of unexpected or adverse outcomes in some litigation may adversely affect BANK ONE's performance;

  . costs or difficulties related to the integration of the business of BANC ONE and First Chicago NBD may be greater than expected; and

  . BANK ONE's success at managing the above risks may not be as great as anticipated.

Forward-looking statements speak only as of the date the statements are made. BANK ONE undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statement is made, or to reflect the occurrence of unanticipated events.

                              BANK ONE CORPORATION

   BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with BANC ONE CORPORATION.

   Through its bank subsidiaries, BANK ONE provides domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

   Like its predecessors, BANK ONE continually evaluates its business operations and organizational structures and routinely explores opportunities to (A) acquire financial institutions and other financial services-related businesses and assets, and (B) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, BANK ONE will also sell assets or exit certain businesses and markets. In 1999, BANK ONE undertook several initiatives to combine its operations under a single identity. In May, BANK ONE introduced the Bank One name at former First Chicago NBD locations in Michigan and Florida. BANK ONE integrated former First Chicago NBD Indiana branches with Banc One banking centers in June. In September, substantially all Chicago metropolitan-area banking operations were integrated under the Bank One name.

   BANK ONE directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of BANK ONE's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

   BANK ONE is a legal entity separate and distinct from BANK ONE's banking subsidiaries and BANK ONE's other affiliates. There are various legal limitations on the extent to which the subsidiary banks may extend credit, pay dividends or otherwise supply funds to BANK ONE. As of January 1, 2000, the banks could have declared additional dividends of approximately $2.5 billion without the approval of banking regulatory agencies. The payment of dividends by any bank may also be affected by other factors, such as the maintenance of adequate capital for such bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator's opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of BANK ONE and its subsidiaries.

   Under the longstanding policy of the Board of Governors of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, BANK ONE may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

   Because BANK ONE is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of the subsidiary's creditors except to the extent that BANK ONE may itself be a creditor with recognized claims against the subsidiary.

   BANK ONE's executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The ratios of earnings to fixed charges for BANK ONE, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                        Six Months
                                        Ended June
                                            30,        Year Ended December 31,
                                        ----------     ------------------------
                                        2000     1999  1999 1998 1997 1996 1995
                                        -----    ----- ---- ---- ---- ---- ----
Earnings to Fixed Charges:
  Excluding interest expense on
   deposits...........................   0.6x(1)  2.8x 2.3x 2.3x 2.4x 2.6x 2.2x
  Including interest expense on
   deposits...........................   0.8x(1)  1.8x 1.6x 1.5x 1.5x 1.6x 1.5x
Earnings to Combined Fixed Charges and
 Preferred Dividends:
  Excluding interest expense on
   deposits...........................   0.6x(1)  2.8x 2.3x 2.3x 2.3x 2.5x 2.1x
  Including interest expense on
   deposits...........................   0.8x(1)  1.8x 1.6x 1.5x 1.5x 1.6x 1.5x

--------
(1) Earnings for the six months ended June 30, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.1 billion.

                          THE BANK ONE CAPITAL TRUSTS

   Each BANK ONE Capital Trust is a statutory business trust created under Delaware law pursuant to:

    . a declaration of trust executed by BANK ONE, as sponsor of the BANK ONE Capital Trust, and the BANK ONE Capital Trustees (as defined below) of such BANK ONE Capital Trust, and

    .  a certificate of trust filed with the Delaware Secretary of State.

   Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

   Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

   Each BANK ONE Capital Trust may offer to the public, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in the applicable BANK ONE Capital Trust.

   Each BANK ONE Capital Trust exists for the exclusive purposes of:

    .  issuing and selling its Trust Securities, (as defined below)

    . using the proceeds from the sale of Trust Securities to acquire a series of Junior Subordinated Debt Securities (as defined below) issued by BANK ONE, and

    . engaging in only those other activities necessary or incidental to the above activities (such as registering the transfer of the Trust Securities).

   Each BANK ONE Capital Trust will sell common securities representing undivided beneficial ownership interests in the assets of such BANK ONE Capital Trust to BANK ONE (the "Common Securities") and Preferred Securities representing undivided beneficial ownership interests in the assets of such trust to the public. The Common Securities and the Preferred Securities together are also referred to as the "Trust Securities".

   When any BANK ONE Capital Trust sells its Preferred Securities to the public, it will use the money it receives together with the money it receives from the sale of its Common Securities to buy a series of BANK ONE's Junior Subordinated Debt Securities. The payment terms of these Junior Subordinated Debt Securities will be virtually the same as the terms of that BANK ONE Capital Trust's Preferred Securities.

   Each BANK ONE Capital Trust will own only the applicable series of Junior Subordinated Debt Securities. The only source of funds for each BANK ONE Capital Trust will be the payments it receives from BANK ONE on the Junior Subordinated Debt Securities. The BANK ONE Capital Trust will use these funds to make cash payments to holders of the Preferred Securities.

   Each BANK ONE Capital Trust will also have the right to be reimbursed by BANK ONE for certain expenses.

   All of the Common Securities of each BANK ONE Capital Trust will be owned by BANK ONE. The Common Securities of a BANK ONE Capital Trust will rank equally, and payments will be made on such securities pro rata, with the Preferred Securities of that BANK ONE Capital Trust. However, upon the occurrence and continuance of an event of default under the applicable Declaration resulting from an event of default under the Junior Indenture, the rights of BANK ONE, as holder of the Common Securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of that BANK ONE Capital Trust. See "Description of the Preferred Securities".

   BANK ONE will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each BANK ONE Capital Trust.

   The prospectus supplement relating to any Preferred Securities will contain the details of the cash distributions to be made periodically to the holders of the Preferred Securities.

   Under certain circumstances, BANK ONE may redeem the Junior Subordinated Debt Securities which it sold to a BANK ONE Capital Trust. If it does this, the BANK ONE Capital Trust will redeem a like amount of the Preferred Securities which it sold to the public and the Common Securities which it sold to BANK ONE.

   Under certain circumstances, BANK ONE may dissolve a BANK ONE Capital Trust and cause the Junior Subordinated Debt Securities held by the trust to be distributed to the holders of the Preferred Securities of that BANK ONE Capital Trust. If this happens, owners of the Preferred Securities will no longer have any interest in that BANK ONE Capital Trust and will only own Junior Subordinated Debt Securities.

   Generally, BANK ONE needs the approval of the Federal Reserve to redeem Junior Subordinated Debt Securities or to terminate one or more BANK ONE Capital Trusts.

   Unless otherwise specified in the applicable prospectus supplement:

  . Each BANK ONE Capital Trust will have a term of approximately 55 years from the date it issues its Trust Securities, but may dissolve earlier as provided in the applicable Declaration.

  . Each BANK ONE Capital Trust's business and affairs will be conducted by its trustees (collectively, the "BANK ONE Capital Trustees").

  . The trustees will be appointed by BANK ONE as holder of the applicable BANK ONE Capital Trust's Common Securities.

  . The duties and obligations of the trustees are governed by the Declaration for the applicable BANK ONE Capital Trust.

  . The trustees will be The Chase Manhattan Bank, as the institutional trustee (the "Institutional Trustee"), Chase Manhattan Bank USA, National Association, as the Delaware trustee (the "Delaware Trustee"), and one or more individual trustees (the "Regular Trustees") who are employees or officers of or affiliated with BANK ONE. The Chase Manhattan Bank, as Institutional Trustee, will act as sole indenture trustee under each Declaration for purposes of compliance with the Trust Indenture Act. The Chase Manhattan Bank will also act as trustee under the Guarantees and the Junior Indenture. See "Description of the Preferred Securities Guarantees", "Description of Debt Securities" and "Description of the Junior Subordinated Debt Securities".

  . BANK ONE, as the holder of the Common Securities, has the right to vote to appoint, remove or replace any of, or increase or reduce the number of, the BANK ONE Capital Trustees of a trust.

  . BANK ONE will pay all fees and expenses related to each BANK ONE Capital Trust and the offering of the Preferred Securities. BANK ONE also will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each BANK ONE Capital Trust.

  . No amendment or modification may be made to any Declaration which would adversely affect the rights or preferences of the applicable Trust Securities without the approval of the majority in liquidation amount of the relevant Trust Securities (which may be only the Preferred Securities or Common Securities of such trust if only that class is affected).

   The principal executive office of each BANK ONE Capital Trust is 1 Bank One Plaza, Chicago, Illinois 60670 and its telephone number is (312) 732-4000.

                                USE OF PROCEEDS

   Each BANK ONE Capital Trust will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from BANK ONE. BANK ONE intends to use the net proceeds from the sale of the Junior Subordinated Debt Securities and the Debt Securities for general corporate purposes. These corporate purposes may include the funding of investments in, or extensions of credit to, BANK ONE's subsidiaries. Except as described in the applicable prospectus supplement, allocations of the proceeds to specific purposes have not been made, although BANK ONE management will have determined at the date of the applicable prospectus supplement that funds should be borrowed at that time. Pending the uses described above, BANK ONE may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of BANK ONE and the financial needs of its subsidiaries, BANK ONE anticipates that it will, on an ongoing basis, engage in additional financings in character and amount to be determined.

                               REGULATORY MATTERS

   The following discussion describes certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to BANK ONE. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to BANK ONE or its subsidiaries may have a material effect on the business of BANK ONE.

General

   As a bank holding company, BANK ONE is regulated under the Bank Holding Company Act of 1956, and is subject to inspection, examination and supervision by the Federal Reserve. Under the Bank Holding Company Act, bank holding companies, except those that have become "financial holding companies" as described below, generally may not acquire the ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve's prior approval. In addition, bank holding companies, except those that have become "financial holding companies" as described below, generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve to be closely related to banking. See "--Gramm-Leach-Bliley Act of 1999" below for a description of new banking legislation which will significantly modify and expand the activities in which certain types of financial services companies may engage.

   Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, limit borrowings by BANK ONE and its nonbank subsidiaries from BANK ONE's affiliate banks. These requirements also limit various other transactions between BANK ONE and its nonbank subsidiaries, on the one hand, and BANK ONE's affiliate banks, on the other. For example, Section 23A limits to no more than 10% of its total capital the aggregate outstanding amount of any bank's loans and other "covered transactions" with any particular nonbank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank's covered transactions with all of its nonbank affiliates. Section 23A also generally requires that a bank's loans to its nonbank affiliates be secured, and Section 23B generally requires that a bank's transactions with its nonbank affiliates be on arms' length terms.

   Most of BANK ONE's affiliate banks are national banking associations and, as such, are subject to regulation primarily by the Office of the Comptroller of the Currency ("OCC") and, secondarily, by the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve. BANK ONE's state-chartered banks also are subject to regulation by the FDIC and the Federal Reserve and, in addition, by their respective state banking departments. The banks' operations in other countries are subject to various restrictions imposed by the laws of those countries.

Gramm-Leach-Bliley Act of 1999

   The Gramm-Leach-Bliley Act of 1999 (the "GLB Act") eliminates many legal barriers between banks and bank holding companies, on the one hand, and securities firms, insurance companies and other financial services providers, on the other. Among other things, the GLB Act repealed certain Glass-Steagall Act restrictions on affiliations between banks and securities firms, and amended the Bank Holding Company Act to permit bank holding companies that qualify as "financial holding companies" to engage in activities, and acquire companies engaged in activities, that are


  .  financial in nature;

  .  incidental to financial activities; or

  . complementary to financial activities if the Federal Reserve determines that they pose no substantial risk to the safety or soundness of depository institutions or the financial system in general.

   The GLB Act treats various lending, insurance underwriting, insurance company portfolio investment, financial advisory, securities underwriting, dealing and market-making, and merchant banking activities as financial in nature for this purpose. The Federal Reserve, in consultation with the Secretary of the Treasury, may add to this list. The GLB Act not only permits bank holding companies to acquire securities and insurance firms, but also allows such firms to acquire banks and bank holding companies.

   A bank holding company may become a financial holding company only if

  .  all of its depository institution subsidiaries are well capitalized,

  .  all of its depository institution subsidiaries are well managed, and

  . the bank holding company has filed with the Federal Reserve a declaration that the company elects to be a financial holding company.

In addition, a bank holding company generally may not commence any new activity or acquire any additional company as a financial holding company if any of its depository institution subsidiaries has received a rating of less than "satisfactory" in its most recent examination under the Community Reinvestment Act of 1977 ("CRA").

   The GLB Act generally permits national banks to engage through special financial subsidiaries in the financial and other incidental activities authorized for financial holding companies by the act. However, such financial subsidiaries may not engage in insurance or annuity underwriting, insurance company portfolio investments, real estate investment and development or, at least for the first five years after the GLB Act's enactment, merchant banking. Also, the national bank in question and all its depository institution affiliates must be well capitalized, well managed and have satisfactory CRA ratings, and there are limits on such a bank's investments in such subsidiaries. With certain limited exceptions, a national bank's dealings with its financial subsidiaries are subject to Sections 23A and 23B of the Federal Reserve Act. BANK ONE has not yet determined whether or when it may elect to become a financial holding company or to establish a financial subsidiary.

   The GLB Act also imposes new restrictions on financial institutions' transfer and use of nonpublic personal information about their customers. Among other things, it directs the federal banking agencies to develop new regulations for this purpose; gives customers the right to "opt out" of having their nonpublic personal information shared with nonaffiliated third parties; bars financial institutions from disclosing customer account numbers or other such access codes to nonaffiliated third parties for direct marketing purposes; and requires annual disclosure by financial institutions of their policies and procedures for protecting customers' nonpublic personal information.

Liability for Bank Subsidiaries

   The Federal Reserve requires that a bank holding company act as a source of financial and managerial strength to each of its subsidiary banks and maintain resources adequate to support each such subsidiary bank. This support may be required at times when BANK ONE may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such an assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

   Any depository institution insured by the FDIC, such as the BANK ONE banks, can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (A) the default of a commonly controlled FDIC-insured depository institution or (B) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. All of BANK ONE's subsidiary banks are FDIC-insured institutions.

   In the event of the default of one of BANK ONE's subsidiary banks, the claims of depositors and of holders of any other general or subordinated obligation (including the FDIC) are entitled to a priority of payment over the claims of holders of any obligation to shareholders including any depository institution holding company (such as BANK ONE) or any shareholder or creditor of the depository institution (such as holders of the Debt Securities or of the Guarantees with respect to the Preferred Securities). In the event of any default, any obligations of the defaulting bank to BANK ONE would be subordinate to all third party claims (including otherwise "subordinated" claims and the claims of the FDIC).

Capital Requirements

   BANK ONE is subject to capital requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve, the OCC and the FDIC on the depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories. Each risk category is weighted differently based on the level of credit risk that is assigned to particular assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A depository institutions's or holding company's capital, in turn, is divided into three tiers:

 . core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets;

 . supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and

 . market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

   BANK ONE, like other bank holding companies, currently is required to maintain Tier 1 and total capital (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets, respectively. At June 30, 2000, BANK ONE met both requirements, with Tier 1 and total capital equal to 7.2% and 10.3% of its total risk-weighted assets, respectively.

   The Federal Reserve, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

   The Federal Reserve also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted average assets) of 3%, if the holding company has the highest regulatory rating or has implemented the risk-based capital measures for market risk, or 4% if the holding company does not meet these requirements. At June 30, 2000, BANK ONE's leverage ratio was 7.0%.

   The Federal Reserve may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions well above the minimum levels. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other measures of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not, however, imposed any such special capital requirement on BANK ONE.

   Each of the BANK ONE banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking regulatory agency. Each of the BANK ONE banks was in compliance with the applicable minimum capital requirements as of June 30, 2000.

   Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below.

   The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions:

 . well capitalized,
 . adequately capitalized,
 . undercapitalized,
 . significantly undercapitalized, and
 . critically undercapitalized.

   The act requires the applicable federal banking regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. This act imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a depository institution to capital raising requirements. An "undercapitalized" depository institution must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the depository institution's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, the act requires the various federal banking regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

   As of June 30, 2000, each of the BANK ONE banks was "well capitalized", based on the "prompt corrective action" ratios and guidelines described above. It should be noted, however, that a bank's capital category is determined solely for the purpose of applying the OCC's (or the FDIC's) "prompt corrective action" regulations and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.

Dividend Restrictions

  Various federal and state laws and regulations limit the amount of dividends the BANK ONE banks can pay to BANK ONE without regulatory approval. For example, approval generally is required for any national bank, or any state chartered bank that is a member of the Federal Reserve to pay any dividend that would cause the bank's total dividends paid during any calendar year to exceed the sum of the bank's net income for the current year combined with retained net income for the prior two years. Such a bank generally may not pay any dividend in an amount greater than its net profits then on hand without regulatory approval. At January 1, 2000, $2.5 billion of the total stockholders' equity of the banks was available for payment of dividends to BANK ONE without approval by the applicable regulatory authority.

  In addition, federal bank regulatory authorities have authority to prohibit the BANK ONE banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the BANK ONE banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

Deposit Insurance Assessments

  The deposits of each of the BANK ONE banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (a) the bank's capitalization and (b) supervisory evaluations provided to the FDIC by the bank's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

   The annual insurance premiums on bank deposits vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

  The Deposit Insurance Funds Act of 1996 provides for assessments to be imposed on insured depository institutions to pay for the cost of Financing Corporation funding. The FDIC's current FICO assessment rates are approximately $0.0202 per $100 annually for assessable deposits. The Banks held approximately $10.3 billion of assessable deposits as of June 30, 2000. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations.

Depositor Preference Statute

  Federal law provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

Brokered Deposits

  Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (a) is well capitalized, or (b) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from (1) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (2) offering "pass through" deposit insurance on certain employee benefit plan accounts unless such institution provides certain notice to affected depositors.

Interstate Banking

  Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal"), subject to certain concentration limits and other requirements, (a) bank holding companies such as BANK ONE are permitted to acquire banks and bank holding companies located in any state; (b) any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and
(c) banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation "opting in" to those provisions of Riegle-Neal; and provided that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of that provision of Riegle-Neal. BANK ONE might use Riegle-Neal to acquire banks in additional states and to consolidate its affiliate banks under a smaller number of separate charters.

Other Regulatory Supervision

  BANK ONE's nonbank subsidiaries and banking-related business units are subject to regulation by various state and federal regulatory agencies and self-regulatory organizations. Activities subject to such regulation include investment management, investment advisory services, commodities and securities brokerage, insurance services and products, municipal securities dealing and transfer agency services.

                         DESCRIPTION OF DEBT SECURITIES

General

   The following description applies to the debt securities (other than the Junior Subordinated Debt Securities) offered by this prospectus (the "Debt Securities"). The Debt Securities will be unsecured and may be issued in one or more series. The Debt Securities may be either senior (the "Senior Securities") or subordinated (the "Senior Subordinated Securities") in priority of payment.

    . The Senior Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and The Chase Manhattan Bank ("Chase"), as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between BANK ONE and Chase, as trustee (as so supplemented, the "Senior Indenture").

    . The Senior Subordinated Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and Chase, as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between BANK ONE and Chase, as trustee (as so supplemented, the "Senior Subordinated Indenture").

    . The Senior Indenture and the Senior Subordinated Indenture are referred to together as the "Indentures".

    . References to the "Senior Trustee" means Chase in its capacity as trustee under the Senior Indenture or the Senior Subordinated Indenture, as applicable.

  The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not claim to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to, or incorporated by reference in, the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the applicable Indenture.

   The following material describes certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of any Debt Security and the extent to which these general provisions may apply to such Debt Securities will be described in the prospectus supplement relating to the Debt Securities.

   Neither of the Indentures limits the aggregate principal amount of Debt Securities which may be issued under it. Debt Securities of any series may be issued under either Indenture up to the aggregate principal amount authorized from time to time by BANK ONE. Debt Securities may be denominated in any currency or currency unit designated by BANK ONE. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other debt which may be incurred or the other securities which may be issued by BANK ONE or any of its subsidiaries.

   Debt Securities of a series may be issuable in registered form without coupons, in bearer form with or without coupons attached or in the form of one or more global securities in registered or bearer form. Any bearer securities will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

   You must review the prospectus supplement for a description of the following terms, where applicable, of each series of Debt Securities for which this prospectus is being delivered:

     .  the title of the Debt Securities;

    . any limit on the aggregate principal amount or aggregate initial public offering price of the Debt Securities;

     .  the priority of payment of the Debt Securities;

    . the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the Debt Securities will be issued;

     . the date or dates on which the principal of the Debt Securities will be payable;

    . whether the Debt Securities will bear interest, any interest rate or rates, which may be fixed or variable, or the method of determining the same;

    . any date or dates from which interest on the Debt Securities will accrue, the date or dates on which any interest will be payable, the date or dates on which any payment of interest will commence and the regular record dates for the interest payment dates;

    . the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid;

    . each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

    . the place or places where any principal, premium and interest on the Debt Securities will be payable;

    . any date or dates after which the Debt Securities may be redeemed or purchased in whole or in part, at the option of BANK ONE or mandatorily pursuant to any sinking, purchase or similar fund or at the option of the holder, and the redemption or repayment price or prices;

    . any terms upon which the Debt Securities may be convertible into or exchanged for securities or indebtedness of any kind of BANK ONE or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

     .  the authorized denomination or denominations for the Debt Securities;

    . the currency, currencies or units based on or related to currencies for which the Debt Securities may be purchased and the currency, currencies or currency units in which any principal of, premium and interest on the Debt Securities may be payable;

    . any index used to determine the amount of payments of principal of, any premium and any interest on the Debt Securities;

    . whether any of the Debt Securities are to be issuable as bearer securities and/or registered securities, and if issuable as bearer securities, any limitations on issuance of the bearer securities and any provisions regarding the transfer or exchange of the bearer securities, including exchange for registered Debt Securities of the same series;

     .  the payment of any additional amounts with respect to the Debt
  Securities;

    . whether any of the Debt Securities will be issued as original issue discount securities;

     .  any information with respect to book-entry procedures;

    . any additional covenants or Events of Default not currently included in the applicable Indenture; and

    . any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture.

   If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if any principal of, premium, or interest, on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of Debt Securities and those currencies or currency units will be described in the applicable prospectus supplement.

   A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

   Debt Securities may be issued as original issue discount Debt Securities which bear no interest or interest at a rate which at the time of issuance is below market rates. Original issue discount securities will be sold at a substantial discount below the stated principal amount due at their stated maturity. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security. Federal income tax considerations with respect to original issue discount securities will be described in the applicable prospectus supplement.

Registration and Transfer

  Debt Securities normally will be issued only as registered securities. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations relating to the bearer securities will be described in the applicable prospectus supplement.

   Debt Securities issued as registered securities will not have interest coupons. Debt Securities issued as bearer securities will have interest coupons attached, unless issued as zero coupon securities.

  Registered securities (other than a global security) may be presented for transfer, with the form of transfer duly executed, or exchanged for other Debt Securities of the same series at the office of the security registrar specified in the applicable Indenture. BANK ONE has agreed in each of the Indentures that, with respect to registered securities having The City of New York as a place of payment, BANK ONE will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but BANK ONE may require payment of any taxes or other governmental charges.

  Provisions relating to the exchange of bearer securities for other Debt Securities of the same series, including, if applicable, registered securities, will be described in the applicable prospectus supplement. In no event, however, will registered securities be exchangeable for bearer securities.

Book-Entry Debt Securities

   Debt Securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. A global security may not be transferred except as a whole among the depositary, any successor depositary and any of their nominees.

   The specific terms of the depositary arrangement for a series of Debt Securities and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global securities will be described in the applicable prospectus supplement. See also "Global Securities" in this prospectus.

Payment and Paying Agents

   Payment of principal of, any premium, and any interest on registered securities will be made at the office of the paying agent or paying agents designated by BANK ONE from time to time. In addition, at the option of BANK ONE, payment of any interest may be made:

    . by check mailed to the address of the person entitled to the payment at the address in the applicable security register or

    . by wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

   Payment of any installment of interest on registered securities will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date for the payment.

  Payment of principal of, any premium, and any interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as designated by BANK ONE from time to time. The payment will be made, at the option of the holder, by check or by transfer to an account maintained by the holder with a bank located outside the United States.

  Payment of interest on bearer securities will be made only against surrender of the coupon relating to the interest payment date. Payment on any bearer security will not be made at any office or agency of BANK ONE in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Consolidation, Merger or Sale of Assets

  Each Indenture provides that BANK ONE may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that:

    . any successor assumes BANK ONE's obligations on the applicable Debt Securities and under the applicable Indenture,

    . after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the Senior Indenture) in the case of the Senior Securities, or Default (as defined in the Senior Subordinated Indenture) in the case of the Senior Subordinated Securities, will have happened and be continuing and

     .  certain other conditions under the applicable Indenture are met.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the Debt Securities, or the Senior Trustee acting on their behalf, to take any of the actions described below under "Senior Securities--Events of Default, Waivers, Etc." or "Senior Subordinated Securities--Events of Default, Defaults, Waivers, Etc."

Leveraged and Other Transactions

   Each Indenture and the Debt Securities do not contain provisions which would protect holders of the Debt Securities in the event of a highly leveraged or other transaction involving BANK ONE which could adversely affect the holders of Debt Securities.

Modification of the Indenture; Waiver of Covenants

  Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of the Indenture may be made which affect the rights of the holders of the Debt Securities. However, no such modification or alteration may be made without the consent of the holder of each Debt Security affected which would, among other things,

     . modify the terms of payment of principal, any premium or interest on the Debt Securities; or

    . reduce the percentage in principal amount of outstanding Debt Securities required to modify or alter the applicable Indenture.

Regarding Chase

   Chase is the Senior Trustee under both the Senior Indenture and the Senior Subordinated Indenture. Chase serves as trustee for certain subordinated debt securities issued by BANK ONE under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995.

   Chase also serves as the institutional or property trustee under declarations of trust for seven statutory business trusts formed under the laws of the State of Delaware and sponsored by BANK ONE. In connection with those transactions, Chase also serves as the debt trustee under an indenture originally dated as of November 15, 1996 and the Junior Indenture (as defined in the section entitled "Description of Junior Subordinated Debt Securities") with respect to junior subordinated debentures of BANK ONE purchased by these trusts. Chase is also the guarantee trustee under each of seven guarantee agreements dated as of December 3, 1996, December 5, 1996, January 31, 1997, September 20, 1999, August 8, 2000, August 30, 2000 and August 30, 2000, from BANK ONE to the applicable trust guaranteeing certain payments to such trust.

   As described under "Description of Junior Subordinated Debt Securities--The Debt Trustee", Chase is the Debt Trustee under the Junior Indenture. Chase also serves as the Institutional Trustee for each BANK ONE Capital Trust and will be the Preferred Guarantee Trustee under each Preferred Securities Guarantee issued with respect to a series of Preferred Securities offered under this prospectus.

   Chase has its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

   Chase Manhattan Bank USA, National Association ("Chase Delaware"), an affiliate of Chase, will serve as the Delaware Trustee for each BANK ONE Capital Trust. The office of the Delaware Trustee for each BANK ONE Capital Trust is 1201 Market Street, Wilmington, Delaware 19801. Chase Delaware also serves as trustee for subordinated debt securities issued by BANK ONE under an indenture originally dated March 1, 1989. Chase Delaware is also the Delaware trustee for the seven Delaware business trusts described in the second paragraph of this section.

  BANK ONE and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

                               SENIOR SECURITIES

  The Senior Securities will be direct, unsecured obligations of BANK ONE and will rank on a parity with all outstanding unsecured senior indebtedness of BANK ONE.

Events of Default, Waivers, Etc.

  An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as

      (1) default in the payment of principal of or any premium on any of the outstanding Senior Securities of that series when due;

      (2) default in the payment of interest on any of the outstanding Senior Securities of that series when due and continuance of such default for 30 days;

      (3) default in the performance of any other covenant of BANK ONE in the Senior Indenture with respect to Senior Securities of such series and continuance of such default for 90 days after written notice;

      (4) certain events of bankruptcy, insolvency or reorganization of BANK ONE; and

      (5) any other event that may be specified in a prospectus supplement with respect to any series of Senior Securities.

   If an Event of Default with respect to any series of outstanding Senior Securities occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Securities of such series may declare the principal amount (or if such Senior Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding Senior Securities of any series may waive an Event of Default resulting in acceleration of such Senior Securities, but only if all Events of Default with respect to Senior Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

   If an Event of Default occurs and is continuing, the Senior Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions described in the Senior Indenture will, proceed to protect the rights of the holders of all the Senior Securities of that series. Prior to acceleration of maturity of the outstanding Senior Securities of any series, the holders of a majority in aggregate principal amount of the Senior Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, any premium or interest on the Senior Securities of that series.

   The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (1) or (2) of the first paragraph in this subsection, BANK ONE will, upon demand of the Senior Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on the affected Senior Securities for principal, any premium and interest. The Senior Indenture further provides that if BANK ONE fails to pay such amount upon this demand, the Senior Trustee may, among other things, institute a judicial proceeding for the collection of these amounts.

   The Senior Indenture also provides that the holder of any Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on the Senior Securities when due and that this right will not be impaired without the consent of that holder.

   BANK ONE is required to file annually with the Senior Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.

                         SENIOR SUBORDINATED SECURITIES

   The Senior Subordinated Securities will be direct, unsecured obligations of BANK ONE and, unless otherwise specified in the prospectus supplement relating to a particular series of Senior Subordinated Securities, will be subject to the subordination provisions described below.

Subordination

   BANK ONE intends that the Senior Subordinated Securities it issues be treated as capital for calculation of regulatory capital ratios. The Federal Reserve has issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992 is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters. The Senior Subordinated Indenture contains subordination and acceleration provisions for the Senior Subordinated Securities which are intended to be consistent with these interpretations. Subordinated debt of BANK ONE, including any of its predecessor corporations, issued after September 4, 1992, which meets the interpretations are referred to in this prospectus as "new subordinated securities".

   Senior Subordinated Securities offered under this prospectus will constitute new subordinated securities.

    . Upon any distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE the payment of the principal of, any premium, and interest on the Senior Subordinated Securities is to be subordinated in right of payment, to the extent provided in the Senior Subordinated Indenture, to the prior payment in full of all Senior Indebtedness. Senior Indebtedness is defined below.

    . In certain events of bankruptcy or insolvency of the BANK ONE, the payment of the principal of and interest on the Senior Subordinated Securities will, to the extent provided in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations. General Obligations are defined below.

    . Upon any distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Senior Subordinated Securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the Senior Subordinated Securities.

    . If upon any payment or distribution of assets there remain, after giving effect to the subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution on the Senior Subordinated Securities, referred to as "Excess Proceeds", and if, at the time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of the General Obligations, then these Excess Proceeds will first be applied to pay or provide for the payment in full of the General Obligations before any payment or distribution may be made on the Senior Subordinated Securities.

    . BANK ONE's other new subordinated securities issued prior to the date of this prospectus contain similar provisions subordinating any payment or distribution on these new subordinated securities to the payment of amounts due or to become due on or in respect of general obligations of BANK ONE.

    . No payment may be made of the principal of, any premium or interest on the Senior Subordinated Securities, or for any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Securities, at any time when

      (1) there is a default in the payment of the principal of, any premium or interest on or otherwise in respect of any Senior Indebtedness or

      (2) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Senior Subordinated Securities or any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity of the Senior Indebtedness.

    . By reason of the subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, certain creditors of BANK ONE who are not holders of Senior Indebtedness or of Senior Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Senior Subordinated Securities.

    . By reason of the subordination of payments and distributions on the new subordinated securities to creditors in respect of general obligations, in the event of a distribution of its assets following any dissolution, winding up, liquidation or reorganization of BANK ONE, holders of subordinated securities issued by BANK ONE prior to September 4, 1992, may recover less, ratably, than creditors in respect of general obligations and may recover more, ratably, than the holders of new subordinated securities.

    . Subject to payment in full of all Senior Indebtedness, the holders of Senior Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of BANK ONE applicable to Senior Indebtedness.

    . Subject to payment in full of all General Obligations, the holders of the new subordinated securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or securities of BANK ONE applicable to such creditors in respect of General Obligations.

   "Senior Indebtedness" generally is the principal of, any premium, and interest on:

     (1) all of BANK ONE's indebtedness for money borrowed, other than subordinated securities, including the Senior Subordinated Securities, issued under the Senior Subordinated Indenture and BANK ONE's other existing subordinated indebtedness, whether outstanding on the date of execution of the Senior Subordinated Indenture or created afterward, assumed or incurred, except such indebtedness that by its terms is expressly stated to be not superior in right of payment to the subordinated securities issued under the Senior Subordinated Indenture or the other existing subordinated indebtedness or to rank on a parity with the subordinated securities issued under the Senior Subordinated Indenture or the other existing subordinated indebtedness; and

     (2) any deferrals, renewals or extensions of any such Senior
  Indebtedness.

   The term "indebtedness for money borrowed" includes, without limitation, any obligation of, or any obligation guaranteed by, BANK ONE for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

   There is no limitation on the issuance of additional Senior Indebtedness of BANK ONE.

   The Senior Subordinated Securities offered by this prospectus rank and will rank on a parity with the currently existing subordinated indebtedness of BANK ONE, subject to the obligations of the holders of Senior Subordinated Securities (and, generally, holders of other new subordinated securities) to pay over to creditors in respect of general obligations any proceeds remaining after payments and distributions to holders of Senior Indebtedness. In the event of a distribution of assets of BANK ONE upon any dissolution, winding up, liquidation or reorganization, the holders of the new subordinated securities, including holders of the Senior Subordinated Securities offered by this prospectus, may receive less, ratably, than holders of subordinated securities issued prior to September 4, 1992.

   The Senior Subordinated Securities rank and will rank senior to Junior Subordinated Indebtedness of BANK ONE.

   "General Obligations" means all obligations of BANK ONE to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than

     (1) obligations on account of Senior Indebtedness,

     (2) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Securities and

     (3) obligations which by their terms are expressly stated not to be superior in right of payment to the Senior Subordinated Securities or to rank on a parity with the Senior Subordinated Securities.

   In the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve or other competent regulatory agency or authority, as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that that subordinated debt be subordinated to obligations to creditors in addition to those described above, then the term "General Obligations" will also include those additional obligations to creditors. For purposes of this definition, "claim" has the meaning found in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Senior Subordinated Indenture.

   "Junior Subordinated Indebtedness", means the principal of, any premium and interest on all of BANK ONE's indebtedness for money borrowed, but excluding trade accounts payable arising in the ordinary course of business, whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred and any deferrals, renewals or extensions of such debt, provided such debt

     (1) is by its terms subordinated to the Senior Subordinated Securities,

     (2) is between or among BANK ONE and certain affiliated financing entities including all debt securities and guarantees in respect of those debt securities issued to certain financing entities or a trustee of a financing entity sponsored by BANK ONE,

     (3) is evidenced by securities issued under either the indentures dated as of November 15, 1996 or the Junior Indenture, each between BANK ONE and Chase, as trustee, unless those securities are by their terms senior in right of payment to the securities heretofore issued under said indentures, or

     (4) is a guarantee of BANK ONE on a subordinated basis under certain guarantee agreements dated December 3, 1996, December 5, 1996, January 31, 1997, September 20, 1999, August 8, 2000, August 30, 2000 or August 30,
  2000, relating to securities issued by certain financing entities affiliated with BANK ONE.

   The Junior Subordinated Debt Securities and the Preferred Securities Guarantees, if issued, will constitute Junior Subordinated Indebtedness.

   As of June 30, 2000, the aggregate amount of Senior Indebtedness and General Obligations of BANK ONE was approximately $16.4 billion.

Limited Rights of Acceleration

   Payment of principal of the Senior Subordinated Securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of BANK ONE. There is no right of acceleration in the case of a default in the payment of principal of, any premium or interest on the Senior Subordinated Securities or the performance of any other covenant of BANK ONE in the Senior Subordinated Indenture.

   Payment of principal of BANK ONE's subordinated securities issued prior to September 4, 1992 may also be accelerated in the case of the bankruptcy, insolvency or reorganization of BANK ONE. For certain of these subordinated securities, payment of principal also may be accelerated in the case of insolvency or receivership of Bank One, National Association (Chicago, Illinois) or Bank One, Michigan.

Events of Default, Defaults, Waivers, Etc.

   An Event of Default with respect to Senior Subordinated Securities of any series is defined in the Senior Subordinated Indenture to include certain events involving the bankruptcy, insolvency or reorganization of BANK ONE and any other Event of Default provided for Senior Subordinated Securities of that series.

   A "Default" with respect to Senior Subordinated Securities of any series is defined in the Senior Subordinated Indenture as:

      (1) an Event of Default with respect to such series;

      (2) default in the payment of the principal of or any premium on any Senior Subordinated Security of the series when due;

      (3) default in the payment of interest upon any Senior Subordinated Security of the series when due and the continuance of such default for a period of 30 days;

      (4) default in the performance of any other covenant or agreement of BANK ONE in the Senior Subordinated Indenture with respect to Senior Subordinated Securities of the series and continuance of the default for 90 days after written notice; or

      (5) any other Default provided with respect to Senior Subordinated Securities of any series.

   If an Event of Default with respect to any series of outstanding Senior Subordinated Securities occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Subordinated Securities of the series may declare the principal amount, or if such Senior Subordinated Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series of all Senior Subordinated Securities of that series to be immediately due and payable.

   The holders of a majority in aggregate principal amount of the Senior Subordinated Securities of any series outstanding under the Senior Subordinated Indenture may waive an Event of Default resulting in acceleration of such Senior Subordinated Securities, but only if all Defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

   If a Default occurs and is continuing, the Senior Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions described in the Senior Subordinated Indenture will, proceed to protect the rights of the holders of all the Senior Subordinated Securities of the series.

   Prior to acceleration of maturity of the outstanding Senior Subordinated Securities of any series, the holders of a majority in aggregate principal amount of such Senior Subordinated Securities may waive any past default under the Senior Subordinated Indenture except a default in the payment of principal of, any premium or interest on the Senior Subordinated Securities of the series.

   The Senior Subordinated Indenture provides that in the event of a Default specified in clauses (2) or (3) of the first paragraph in this subsection, BANK ONE will, upon demand of the Senior Trustee, pay to it, for the benefit of the holder of any Senior Subordinated Security, the whole amount then due and payable on the Senior Subordinated Security for principal, any premium and interest. The Senior Subordinated Indenture further provides that if BANK ONE fails to pay the amount upon such demand, the Senior Trustee may, among other things, institute a judicial proceeding for the collection of the amount.

   The Senior Subordinated Indenture also provides that notwithstanding any other provision of the Senior Subordinated Indenture, the holder of any Senior Subordinated Security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on the Senior Subordinated Security on the stated maturities and that such right will not be impaired without the consent of such holder.

   BANK ONE is required to file annually with the Senior Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Subordinated Indenture or the Senior Subordinated Securities.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

   Junior subordinated debt securities (the "Junior Subordinated Debt Securities") may be issued from time to time in one or more series under an Indenture dated as of January 1, 1997 (the "Junior Indenture"), between BANK ONE and Chase, as trustee (the "Debt Trustee"). The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act. The following summary of certain provisions contained in the Junior Indenture is not complete and is subject to the provisions of, and is qualified in its entirety by, the Junior Indenture, which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

   The Junior Subordinated Debt Securities will be unsecured, subordinated obligations of BANK ONE. The Junior Indenture does not limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued under it. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Junior Indenture or a resolution of BANK ONE's Board of Directors or a committee appointed by the Board.

   In the event Junior Subordinated Debt Securities are issued to a BANK ONE Capital Trust or a trustee of a Bank One Capital trust in connection with the issuance of Trust Securities by the BANK ONE Capital Trust, these Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of the Trust Securities in connection with the dissolution of the BANK ONE Capital Trust, as described in the prospectus supplement relating to the Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a BANK ONE Capital Trust or a trustee of a Bank One Capital trust in connection with the issuance of Trust Securities by the BANK ONE Capital Trust.

   You must review the prospectus supplement relating to the particular Junior Subordinated Debt Securities for the following terms:

     .  the specific designation of the Junior Subordinated Debt Securities;

     .  the aggregate principal amount of the Junior Subordinated Debt
  Securities;

    . the percentage of their principal amount at which the Junior Subordinated Debt Securities will be issued;

    . the date or dates on which the principal of and any premium on the Junior Subordinated Debt Securities will be payable and any right to extend the date or dates;

    . any interest rate or rates, which may be fixed or variable, of the Junior Subordinated Debt Securities, or the method of determination of the rate or rates;

    . the date or dates from which such interest will accrue, the interest payment dates on which interest will be payable or the manner of determination of interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

     . any right to extend the interest payment periods and the duration of an extension;

    . any period or periods within which, the price or prices of which, and the terms and conditions upon which the Junior Subordinated Debt Securities may be redeemed, in whole or in part;

    . any right and/or obligation of BANK ONE to redeem or purchase the Junior Subordinated Debt Securities pursuant to any sinking fund or similar provisions or at the option at the holder of the security and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Junior Subordinated Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

    . any terms and conditions upon which the Junior Subordinated Debt Securities may be converted into shares of the common stock of BANK ONE, including the conversion price and any circumstances under which any conversion right will expire;

     .  the terms of subordination;

     .  the form of the Junior Subordinated Debt Securities; and

     .  any other specific terms of the Junior Subordinated Debt Securities.

   If a prospectus supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, any premium, and any interest on the Junior Subordinated Debt Securities will be payable.

   The Junior Indenture does not contain provisions that protect holders of the Junior Subordinated Debt Securities in the event of a highly leveraged transaction or other similar transaction involving BANK ONE that may adversely affect such holders.

Form, Exchange, Registration, Transfer and Payment

   The Junior Subordinated Debt Securities generally will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but BANK ONE or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection with a transfer or exchange.

   Principal and any premium or interest will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the paying and authenticating agent designated by BANK ONE from time to time. In addition payment of any interest may be made at the option of BANK ONE:


    . by check mailed to the address of the person entitled to such payment as it appears in the security register or

    . by wire transfer to an account maintained by the person entitled to such payment as specified in the applicable security register.

Book-Entry Junior Subordinated Debt Securities

   The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary, or its nominee, which will be identified in the prospectus supplement relating to that series. In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by the global security or securities. Until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for the global security to a nominee for the depositary and except in the circumstances described in the applicable prospectus supplement.

   The specific terms of the depositary arrangement for any portion of a series of Junior Subordinated Debt Securities to be represented by a global security and a description of the depositary will be provided in the applicable prospectus supplement. See also "Global Securities" in this prospectus.

Subordination

   The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of BANK ONE, which may include both senior and subordinated indebtedness for money borrowed, to the extent described in the applicable prospectus supplement.

Certain Covenants of BANK ONE

   BANK ONE has covenanted, that it will not, and will not permit any subsidiary of BANK ONE to,

    . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE's capital stock or

    . make any payment of principal of or interest or any premium on or repay, repurchase or redeem any debt securities of BANK ONE that rank on a parity in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the Senior Debt Securities of any subsidiary of BANK ONE if such guarantee ranks on a parity with or junior in interest to the Junior Subordinated Debt Securities, other than:

        (1) dividends or distributions in common stock of BANK ONE,

        (2) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

        (3) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to Trust Securities issued by the BANK ONE Capital Trust holding the Junior Subordinated Debt Securities,

        (4) purchases of common stock related to the issuance of common stock or rights under any of BANK ONE's benefit plans for its directors, officers or employees, and

        (5) obligations under any dividend reinvestment and stock purchase plan,

if at the time (A) there has occurred any event of which BANK ONE has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Junior Indenture with respect to the Junior Subordinated Debt Securities and (b) in respect of which BANK ONE will not have taken reasonable steps to cure, (B) if the Junior Subordinated Debt Securities are held by a BANK ONE Capital Trust, BANK ONE is in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to the BANK ONE Capital Trust or (C) BANK ONE has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Indenture with respect to the Junior Subordinated Debt Securities and has not rescinded such notice, or such period, or any extension of such period is continuing.

   In the event Junior Subordinated Debt Securities are issued to a BANK ONE Capital Trust or its trustee in connection with the issuance of Trust Securities of the BANK ONE Capital Trust, for so long as the Trust Securities remain outstanding, BANK ONE will covenant:

    . to maintain directly or indirectly 100% ownership of the Common Securities of the BANK ONE Capital Trust, provided that certain successors which are permitted under the Junior Indenture may succeed to BANK ONE's ownership of the Common Securities;

    . as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the BANK ONE Capital Trust, except upon prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and (a) in connection with a distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the BANK ONE Capital Trust or (b) in connection with certain mergers consolidations or amalgamations permitted by the Declaration of the BANK ONE Capital Trust; and

    . to use its reasonable efforts, consistent with the terms and provisions of the Declaration of the BANK ONE Capital Trust, to cause the BANK ONE Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Limitation on Mergers and Sales of Assets

   BANK ONE will not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any person unless

  . the successor entity expressly assumes the obligations of BANK ONE under the Junior Indenture, and

  . after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing under the Junior Indenture.

Events of Default, Waiver and Notice

   The Junior Indenture provides that any one or more of the following events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Junior Subordinated Debt Securities:

      (1) default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by BANK ONE will not constitute a default in the payment of interest for this purpose; or

      (2) default in payment of principal and any premium on the Junior Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities will not constitute a default for this purpose; or

      (3) default by BANK ONE in the performance, or breach, in any material respect of any other of the covenants or agreements in the Junior Indenture which will not have been remedied for a period of 90 days after notice; or

      (4) certain events of bankruptcy, insolvency or reorganization of BANK ONE; or

      (5) any other Event of Default provided with respect to a particular series of Junior Subordinated Debt Securities as described in the related prospectus supplement.

   The Junior Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Junior Subordinated Debt Securities, except in payment of principal or of interest or premium on the Junior Subordinated Debt Securities, if the Debt Trustee considers it in the interest of such holders to do so.

   The Junior Indenture provides that if an Event of Default with respect to any series of Junior Subordinated Debt Securities has occurred and is continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the outstanding Junior Subordinated Debt Securities of such affected series may declare the principal of all Junior Subordinated Debt Securities of the series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults may be waived, except defaults in payment of principal of or interest or any premium on the Junior Subordinated Debt Securities, by the holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of the series.

   The holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of any affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Junior Indenture with respect to the series, provided that the holders of the Junior Subordinated Debt Securities will have offered to the Debt Trustee reasonable indemnity against expenses and liabilities.

   The Junior Indenture also provides that notwithstanding any of its other provisions, the holder of any Junior Subordinated Debt Security of any series, will have the right to institute suit for the enforcement of any payment of principal of any premium and interest on the Junior Subordinated Debt Security on the stated maturity or upon repayment or redemption of such Junior Subordinated Debt Security and that this right will not be impaired without the consent of such holder.

   The Junior Indenture requires the annual filing by BANK ONE with the Debt Trustee of a certificate as to the absence of certain defaults under the Junior Indenture.

Modification of the Junior Indenture

   The Junior Indenture contains provisions permitting BANK ONE and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by the modification at the time outstanding, to modify the Indenture or the rights of the holders of the Junior Subordinated Debt Securities. However, no such modification will

      (1) modify the terms of payment of principal, any premium or interest on any Junior Subordinated Senior Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment of the security or any right of prepayment, at the option of the holder, without the consent of the holder of each Junior Subordinated Debt Security so affected, or

      (2) reduce the percentage of holders of Junior Subordinated Debt Securities whose consent is required for any such modification, unless the consent of the holders of each Junior Subordinated Debt Security affected is obtained.

   If Junior Subordinated Debt Securities of a series are held by a BANK ONE Capital Trust or a trustee of such trust, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable BANK ONE Capital Trust consent to that supplemental indenture. If the consent of the holders of each outstanding Junior Subordinated Debt Security of a series is required, the supplemental indenture will not be effective until each holder of the Trust Securities of the applicable BANK ONE Capital Trust consents to the supplemental indenture.

   As a result of these pass through voting rights with respect to modifications to the Junior Indenture, no modification to the indenture requiring consent will be effective until the holders of a majority in liquidation amount of the Trust Securities consent to the modification and no modification described in clauses (1) and (2) above will be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable BANK ONE Capital Trust.

Satisfaction and Discharge

   The Junior Indenture provides that when all Junior Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, BANK ONE may deposit or cause to be deposited with the Debt Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the outstanding Junior Subordinated Debt Securities for the principal, any premium and interest to the date of the deposit or to the stated maturity, as the case may be. Upon such deposit, the Junior Indenture will cease to be of further effect except as to BANK ONE's obligations to pay all other sums due pursuant to the Junior

Indenture and to provide the officers' certificates and opinions of counsel required under the Junior Indenture, and BANK ONE will be deemed to have satisfied and discharged the Junior Indenture.

Governing Law

   The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Debt Trustee


   Chase serves as the Debt Trustee under the Junior Indenture, as well as the Institutional Trustee and the Preferred Guarantee Trustee. Chase also will serve as Senior Trustee for the Debt Securities offered pursuant to this prospectus. For a description of BANK ONE's other relationships with Chase, see "Description of Debt Securities--Regarding Chase" in this prospectus.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   Each BANK ONE Capital Trust may issue only one series of Preferred Securities and such series will have the terms described in the applicable prospectus supplement. The Declaration of each BANK ONE Capital Trust authorizes the Regular Trustees of that BANK ONE Capital Trust to issue on behalf of the BANK ONE Capital Trust one series of Preferred Securities. The Declaration has been qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have terms, including with respect to distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as described in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Junior Subordinated Debt Securities held by the BANK ONE Capital Trust and described in the applicable prospectus supplement.

   You must review the prospectus supplement relating to the Preferred Securities of the BANK ONE Capital Trust for specific terms, including:

     .  the distinctive designation of the Preferred Securities;

    . the number and the initial public offering price of Preferred Securities issued by the BANK ONE Capital Trust;

    . the annual distribution rate or method of determining the annual distribution rate for the Preferred Securities, the date or dates upon which the distributions will be payable and the date or dates from which distributions will accrue;

    . whether distributions on the Preferred Securities will be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which the distributions on the Preferred Securities will be cumulative;

    . the amount or amounts which will be paid out of the assets of the BANK ONE Capital Trust to the holders of Preferred Securities of the BANK ONE Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of the BANK ONE Capital Trust;

    .   any obligation of the BANK ONE Capital Trust to purchase or redeem
       Preferred Securities issued by the BANK ONE Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to such obligation;

    .   any voting rights of the Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more BANK ONE Capital

       Trusts, or of both, as a condition to specified action or amendments to the Declaration of the BANK ONE Capital Trust;

    . any terms and conditions upon which the Junior Subordinated Debt Securities held by a BANK ONE Capitial Trust may be distributed to holders of Preferred Securities;

    . any right and/or obligation of BANK ONE to redeem or purchase the Preferred Securities pursuant to any sinking fund or similar provisions or at the option at the holder of the Preferred Securities and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Preferred Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

    . any terms and conditions upon which the Preferred Securities may be converted into shares of the common stock of BANK ONE, including the conversion price and any circumstances under which the conversion right will expire;

     . any securities exchange upon which the Preferred Securities will be listed; and

    . any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the BANK ONE Capital Trust not inconsistent with the Declaration of the BANK ONE Capital Trust or with applicable law.

   All Preferred Securities will be guaranteed by BANK ONE to the extent described below under "Description of the Preferred Securities Guarantees".

   Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the applicable prospectus supplement.

   In connection with the issuance of Preferred Securities, each BANK ONE Capital Trust will issue one series of Common Securities. The Common Securities will have the terms relating to distributions, redemption, voting, liquidation rights or other restrictions as are described in the Declaration. Except for voting rights, the terms of the Common Securities issued by a BANK ONE Capital Trust will be substantially identical to the terms of the Preferred Securities issued by that trust. The Common Securities will rank on a parity, and payments will be made on the Common Securities pro rata, with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment for distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the BANK ONE Capital Trustees of a BANK ONE Capital Trust. All of the Common Securities of each BANK ONE Capital Trust will be directly or indirectly owned by BANK ONE.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

   If an Event of Default under the Declaration of a BANK ONE Capital Trust occurs and is continuing, then the holders of Preferred Securities of the BANK ONE Capital Trust will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Junior Subordinated Debt Securities against BANK ONE. In addition, the holders of a majority in liquidation amount of the Preferred Securities of the BANK ONE Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities.

   If the Institutional Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debt Securities, a holder of Preferred Securities of such BANK ONE Capital Trust may, to the fullest extent permitted by law, institute a legal proceeding directly against BANK ONE to enforce the Institutional Trustee's rights without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the applicable Declaration has occurred and is continuing and the event is attributable to the failure of BANK ONE to pay interest or principal on the applicable series of Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of the BANK ONE Capital Trust may directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the applicable series of Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. In connection with this direct action, BANK ONE will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by BANK ONE to a holder of Preferred Securities in a direct action. This means that BANK ONE will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of the direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from the applicable BANK ONE Capital Trust.

Information Concerning the Institutional Trustee

   For information concerning the relationship between Chase, the Institutional Trustee, and BANK ONE, see "Description of the Junior Subordinated Debt Securities--The Debt Trustee" and "Description of the Debt Securities-- Regarding Chase" in this prospectus.

Information Concerning the Delaware Trustee

   For information concerning the relationship between Chase Delaware, the Delaware Trustee, and BANK ONE, see "Description of the Debt Securities-- Regarding Chase" in this prospectus.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

   The guarantees with respect to the Preferred Securities ( the "Preferred Securities Guarantees") will be executed and delivered by BANK ONE for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee has been qualified as an indenture under the Trust Indenture Act. Chase will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the terms and provisions of the Preferred Securities Guarantees in this section does not claim to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable BANK ONE Capital Trust.

General

   Under each Preferred Securities Guarantee, BANK ONE will irrevocably and unconditionally agree, to the extent described in the guarantee, to pay in full, to the holders of the Preferred Securities issued by a BANK ONE Capital Trust, the guarantee payments (described below), except to the extent paid by the BANK ONE Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the BANK ONE Capital Trust may have or claim to have.

   The following payments with respect to Preferred Securities issued by a BANK ONE Capital Trust, to the extent not paid by the BANK ONE Capital Trust will be subject to the applicable Preferred Securities Guarantee, without duplication:

      (1) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the BANK ONE Capital Trust has funds available for such payments;

      (2) the redemption price, including all accrued and unpaid distributions to the date of payment, to the extent the BANK ONE Capital Trust has funds available for such payments with respect to any Preferred Securities called for redemption by the BANK ONE Capital Trust; and

      (3) upon a voluntary or involuntary dissolution, winding-up or termination of the BANK ONE Capital Trust, other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent the BANK ONE Capital Trust has funds available for the payment and (b) the amount of assets of the BANK ONE Capital Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the BANK ONE Capital Trust.

The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued.

   BANK ONE's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by BANK ONE to the holders of Preferred Securities or by causing the applicable BANK ONE Capital Trust to pay such amounts to the holders.

   Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent the BANK ONE Capital Trust has funds available for the payments. If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities purchased by a BANK ONE Capital Trust, the BANK ONE Capital Trust will not pay distributions on the Preferred Securities issued by the BANK ONE Capital Trust and will not have funds available for such a payment. See "Description of Junior Subordinated Debt Securities--Certain Covenants of BANK ONE". The Preferred Securities Guarantee, when taken together with BANK ONE's obligations under the Junior Subordinated Debt Securities, the Junior Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the BANK ONE Capital Trust, other than with respect to the Trust Securities, will provide a full and unconditional guarantee on a subordinated basis by BANK ONE of payments due on the Preferred Securities.

   BANK ONE has also agreed separately to irrevocably and unconditionally guarantee the obligations of the BANK ONE Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Junior Indenture, holders of Preferred Securities will have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Modification of the Preferred Securities Guarantees; Assignment

   Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities, in which case no vote will be required, each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable BANK ONE Capital Trust. The manner of obtaining the approval of holders of the Preferred Securities will be described in the applicable prospectus supplement. All guarantees and agreements contained in a Preferred Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of BANK ONE and will benefit the holders of the outstanding Preferred Securities of the applicable BANK ONE Capital Trust.

Termination

   Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable BANK ONE Capital Trust

    .upon full payment of the redemption price of all Preferred Securities of the BANK ONE Capital Trust;

    .upon distribution of the Junior Subordinated Debt Securities held by the BANK ONE Capital Trust to the holders of the Preferred Securities of that BANK ONE Capital Trust; or

    .upon full payment of the amounts payable under the Declaration of the BANK ONE Capital Trust upon liquidation of the BANK ONE Capital Trust.

   Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable BANK ONE Capital Trust must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.

Events of Default

   An event of default under a Preferred Securities Guarantee will occur upon the failure of BANK ONE to perform any of its payment or other obligations under the guarantee.

   The holders of a majority in liquidation amount of the Preferred Securities relating to a Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee with respect to the Preferred Securities. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities relating to the Preferred Securities Guarantee may institute a legal proceeding directly against BANK ONE to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant BANK ONE Capital Trust, the Preferred Guarantee Trustee or any other person or entity. However, if BANK ONE has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against BANK ONE for enforcement of the Preferred Securities Guarantee for the payment. BANK ONE waives any right or remedy to require that any action be brought first against the BANK ONE Capital Trust or any other person or entity before proceeding directly against BANK ONE.

Status of the Preferred Securities Guarantees

   Unless otherwise provided in the applicable prospectus supplement, the Preferred Securities Guarantees with respect to the Preferred Securities of any BANK ONE Capital Trust will constitute unsecured obligations of BANK ONE and will rank (A) subordinate and junior in right of payment to certain other liabilities of BANK ONE, as described in the prospectus supplement and (B) on a parity with any guarantee now or hereafter entered into by BANK ONE in respect of any other BANK ONE Capital Trust or any other similar financing vehicle sponsored by BANK ONE.

   The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable BANK ONE Capital Trust by acceptance of the Preferred Securities agrees to the subordination provisions and other terms of the Preferred Securities Guarantee as described in the applicable prospectus supplement.

   The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection, meaning that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

   Prior to the occurrence of a default with respect to a Preferred Securities Guarantee, the Preferred Guarantee Trustee will undertake to perform only the duties that are specifically described in the Preferred Securities Guarantee. After the occurrence of a default, the Preferred Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee will be under no obligation to exercise any of the powers given it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless the Preferred Guarantee Trustee is offered reasonable indemnity against the costs, expenses and liabilities which it might incur in exercising the powers.

   For information concerning the relationship between the Preferred Guarantee Trustee and BANK ONE, see "Description of Junior Subordinated Debt Securities-- The Debt Trustee" and "Description of the Debt Securities--Regarding Chase" in this prospectus.

Governing Law

   The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

      EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES
                     AND THE PREFERRED SECURITIES GUARANTEE

   The sole purpose of each of the BANK ONE Capital Trusts is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the BANK ONE Capital Trust, and to invest the proceeds from the issuance and sale in Junior Subordinated Debt Securities.

   As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

     . the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;

     . the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;

     . BANK ONE will pay, and the applicable BANK ONE Capital Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable BANK ONE Capital Trust, other than with respect to the Trust Securities; and

     . the Declaration provides that the BANK ONE Capital Trustees will not take or cause or permit the applicable BANK ONE Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable BANK ONE Capital Trust.

   Payments of distributions, to the extent funds are available, and other payments due on the Preferred Securities, to the extent funds are available, are guaranteed by BANK ONE as and to the extent described under "Description of the Preferred Securities Guarantees". If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities purchased by the applicable BANK ONE Capital Trust, it is expected that the applicable BANK ONE Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable BANK ONE Capital Trust has sufficient funds for the payment of such distributions.

   The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that BANK ONE has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the applicable BANK ONE Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with BANK ONE's obligations under the Junior Subordinated Debt Securities and the Junior Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable BANK ONE Capital Trust, other than with respect to the Trust Securities, provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

   If BANK ONE fails to make interest or other payments on the Junior Subordinated Debt Securities when due, taking account of any extension period, the Declaration provides a mechanism whereby the holders of the Preferred Securities may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against BANK ONE to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the Declaration has occurred and is continuing and this event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities on the date the interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a direct action against BANK ONE for payment.

   In connection with a direct action, BANK ONE will be subrogated to the rights of a holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to that holder of Preferred Securities in a direct action. BANK ONE, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If BANK ONE fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights under the guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against BANK ONE to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable BANK ONE Capital Trust, the Guarantee Trustee, or any other person or entity.

   BANK ONE and each of the BANK ONE Capital Trusts believe that the mechanisms and obligations described above, taken together, provide a full and unconditional guarantee by BANK ONE on a subordinated basis of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees--General".

                               GLOBAL SECURITIES

   Debt Securities and Junior Subordinated Debt Securities issued by BANK ONE (for purposes of this section, collectively, "debt securities") of a series and Preferred Securities issued by a BANK ONE Capital Trust may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Until it is exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole

   . by the depositary for the global security to a nominee of the depositary or

   . by a nominee of the depositary to the depositary or another nominee of the depositary or

   . by the depositary or any nominee to a successor depositary or any nominee of the successor.

   The specific terms of the depositary arrangement for a series of Debt Securities or Junior Subordinated Debt Securities issued by BANK ONE or the Preferred Securities issued by a BANK ONE Capital Trust and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global securities will be described in the applicable prospectus supplement. BANK ONE anticipates that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts or liquidation amounts, as applicable, of the individual securities represented by the global security to the accounts of persons that have accounts with the depositary. The underwriters or agents for the securities will designate such accounts. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

   The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

   So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture or Declaration governing the securities. Except as provided below, owners of beneficial interests in a global security

    . will not be entitled to have any of the individual securities represented by the global security registered in their names,

    . will not receive or be entitled to receive physical delivery of any such securities in definitive form and

    . will not be considered the owners or holders of the securities under the applicable indenture or Declaration governing the securities.

   Payments of principal of, any premium and any interest on individual debt securities or distributions on Preferred Securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing the securities. None of BANK ONE, any BANK ONE Capital Trust, the relevant trustee for such debt securities or Preferred Securities, any paying agent or any security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or Preferred Securities, as applicable, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Subject to certain restrictions relating to bearer securities, BANK ONE expects that the depositary for a series of debt securities or Preferred Securities or its nominee, upon receipt of any payment of principal, premium or interest or distributions in respect of a permanent global security representing any of the securities will credit the accounts of participants immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount or liquidation amount, as applicable, of the global security for the securities as shown on the records of such depositary or its nominee. BANK ONE also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". These payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary global security representing bearer securities, receipt by the beneficial owners of payments of principal, premium or interest or distributions on the securities will be subject to additional restrictions.

   A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:

    . the depositary for a series of debt securities or Preferred Securities, as applicable, is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by BANK ONE within 90 days, or

    . BANK ONE at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities or Preferred Securities, as applicable, determines not to have any debt securities of a series or Preferred Securities, as applicable, represented by one or more global securities or

    . BANK ONE, in its discretion, specifies with respect to the debt securities of a series, or Preferred Securities, as applicable, that an owner of a beneficial interest in a global security representing, debt securities of the series or Preferred Securities, as applicable, may, on terms acceptable to BANK ONE, the applicable trustee and the depositary for such global security, receive debt securities of the series or Preferred Securities, as applicable, in definitive form in exchange for such beneficial interests, subject to any limitations described in the applicable prospectus supplement.

   In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series or Preferred Securities, as applicable, represented by such global security equal in principal amount or liquidation amount, as applicable, to such beneficial interest and to have the debt securities or Preferred Securities, as applicable, registered in its name (if the securities are issuable as registered securities).

   Debt securities of a series or Preferred Securities, as applicable, issued in definitive form will be issued

    . as registered securities in denominations, unless otherwise specified by BANK ONE, of $1,000 and multiples of $1,000 if the debt securities of the series or Preferred Securities, as applicable, are issuable as registered securities,

    . as bearer securities in denominations, unless otherwise specified by BANK ONE, of $5,000 if the debt securities of the series or Preferred Securities, as applicable, are issuable as bearer securities or

    . as either registered or bearer securities, if the debt securities of the series or Preferred Securities, as applicable, are issuable in either form.

Certain restrictions may apply on the issuance of a bearer security in definitive form in exchange for an interest in a global security.

                             PLAN OF DISTRIBUTION

   The securities offered under this prospectus may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be described in the applicable prospectus supplement.

   Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters may be deemed to have received compensation from BANK ONE and/or the applicable BANK ONE Capital Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

   Any underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

   Any underwriting compensation paid by BANK ONE and/or the applicable BANK ONE Capital Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with BANK ONE and a BANK ONE Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by BANK ONE for certain expenses.

   In connection with the offering of the securities of BANK ONE or any BANK ONE Capital Trust, BANK ONE or such BANK ONE Capital Trust may grant to the underwriters an option to purchase additional securities to cover any over-allotments, at the initial public offering price (with an additional underwriting commission), as described in the accompanying prospectus supplement. If BANK ONE or such BANK ONE Capital Trust grants any over-allotment option, the terms of such over-allotment option will be described in the prospectus supplement for such securities.

   Underwriters and dealers may engage in transactions with, or perform services for, BANK ONE and/or the applicable BANK ONE Capital Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and their associates may be customers of, including borrowers from, engage in transactions with, and perform services for, BANK ONE, the BANK ONE banks and other subsidiaries of BANK ONE in the ordinary course of business.

   Securities will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

   One or more direct or indirect subsidiaries of BANK ONE may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by law. The participation of any such subsidiary will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"). The offer and sale of the securities will comply with Rule 2810 of the Rules of Conduct of the NASD. In addition, no NASD member participating in offers and sales of securities will execute a transaction in the securities in a discretionary account without the prior specific written approval of the member's customer.

   This prospectus and the related prospectus supplement may be used by direct or indirect subsidiaries of BANK ONE in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

   Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the BANK ONE Capital Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to BANK ONE and the BANK ONE Capital Trusts. Unless otherwise indicated in the applicable prospectus supplement, the validity of the Senior Debt Securities, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for BANK ONE by Christine A. Edwards, Executive Vice President, Chief Legal Officer and Secretary of BANK ONE. Unless otherwise indicated in the applicable prospectus supplement, certain United States federal income taxation matters will be passed upon for BANK ONE and the BANK ONE Capital Trusts by Cravath, Swaine & Moore, special tax counsel to BANK ONE and the BANK ONE Capital Trusts. Cravath, Swaine & Moore performs legal services for BANK ONE from time to time.

                                    EXPERTS

   The consolidated financial statements of BANK ONE included in the Annual Report on Form 10-K for the year ended December 31, 1999, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

      SEC Filing Fee................................................ $  525,360
      Rating Agency Fees............................................     80,000
      Legal Fees and Expenses.......................................    200,000
      Trustees' Fees and Expenses...................................     20,000
      Printing and Engraving Expenses...............................    250,000
      Accounting Fees and Expenses..................................    100,000
      Miscellaneous Expenses........................................     24,640
                                                                     ----------
        Total....................................................... $1,200,000
                                                                     ==========

ITEM 15. Indemnification of Officers and Directors

   BANK ONE CORPORATION ("BANK ONE") is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain litigation.

   BANK ONE's Restated Certificate of Incorporation (the "Certificate"), provides for indemnification of directors and officers. BANK ONE's Certificate provides that BANK ONE will indemnify each director, officer, employee or agent of BANK ONE or any individual serving in such a capacity with another business entity at BANK ONE's request (an "Indemnitee") to the full extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law") or any other applicable laws as presently or hereinafter in effect against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith. BANK ONE's Certificate also authorizes BANK ONE to enter into agreements with any person providing for indemnification greater or different than that provided therein. BANK ONE's Certificate provides that expenses incurred by a director, officer or employee in defending an action, suit or proceeding shall be paid by BANK ONE in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person that he will repay such amount if it is ultimately determined that he is not entitled to be indemnified by BANK ONE. BANK ONE's Certificate and Delaware Law also provide that the indemnification provisions of BANK ONE's Certificate and the statute are not exclusive of any other right to which a person seeking indemnification and advancement of expenses may be entitled under any statute, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

   The directors and officers of BANK ONE are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling BANK ONE pursuant to the foregoing provisions, BANK ONE has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

   The Declaration of Trust of each BANK ONE Capital Trust limits the liability to each trust and certain persons, and provides for the indemnification by the trust or BANK ONE, of trustees, their officers, directors and employees and certain other persons.

ITEM 16. Exhibits

 Exhibit
   No.                                  Description
 -------                                -----------
   1.1     Form of Debt Securities Underwriting Agreement (incorporated by reference to Exhibit 1.1 to BANC ONE CORPORATION's Registration
           Statement on Form S-3, File No. 33-60807).
   1.2     Form of Debt Securities Distribution Agreement (incorporated by reference to Exhibit 1.2 to BANC ONE CORPORATION's Registration
           Statement on Form S-3 (File No. 333-22413).
   1.3     Form of Preferred Securities Underwriting Agreement (incorporated by reference to Exhibit 1.3 to BANK ONE CORPORATION's Registration
           Statement on Form S-3 (File No. 333-80903).
   3.1     Restated Certificate of Incorporation, of the
           Registrant(incorporated by reference to Exhibit 3(A) to BANK ONE
           CORPORATION's Form 10-K for the year ended December 31, 1998).
   3.2     By-laws of BANK ONE CORPORATION (incorporated by reference to
           Exhibit 3(B) to BANK ONE CORPORATION's Form 10-K for the year ended
           December 31, 1999).
   4.1     Indenture relating to senior securities between the Registrant and
           The Chase Manhattan Bank, as trustee (incorporated by reference to
           Exhibit 4.1 to BANC ONE CORPORATION's Registration Statement on Form
           S-3 (File No. 333-22413)).
   4.1 (b) First Supplemental Indenture relating to senior securities between
           BANK ONE CORPORATION and The Chase Manhattan Bank, as trustee
           (incorporated by reference to Exhibit 4.1(b) to BANK ONE
           CORPORATION's Registration Statement on Form S-3 (File No. 333-
           38387)).
   4.2     Indenture relating to subordinated securities between BANK ONE
           CORPORATION and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.2 to BANC ONE CORPORATION's Registration
           Statement on Form S-3 (File No. 333-22413)).
   4.2 (b) First Supplemental Indenture relating to subordinated securities between BANK ONE CORPORATION and The Chase Manhattan Bank, as
           trustee (incorporated by reference to Exhibit 4.2(b) to BANK ONE
           CORPORATION's Registration Statement on Form S-3 (File No. 333-
           38387)).
   4.3     Form of Senior Note (incorporated by reference to Exhibit 4.3 to
           BANK ONE CORPORATION's Registration Statement on Form S-3 (File No.
           333-38387)).
   4.4     Form of Subordinated Note (incorporated by reference to Exhibit 4.4 to BANK ONE CORPORATION's Registration Statement on Form S-3 (File
           No. 333-38387)).
   4.5     Form of Senior Medium-Term Note (Fixed Rate) (incorporated by reference to Exhibit 4.5 to BANK ONE CORPORATION's Registration
           Statement on Form S-3 (File No. 333-38387)).
   4.6     Form of Senior Medium-Term Note (Floating Rate) (incorporated by reference to Exhibit 4.6 to BANK ONE CORPORATION's Registration
           Statement on Form S-3 (File No. 333-38387)).
   4.7     Form of Subordinated Medium-Term Note (Fixed Rate)(incorporated by reference to Exhibit 4.7 to BANK ONE CORPORATION's Registration
           Statement on Form S-3 (File No. 333-38387)).
   4.8     Form of Subordinated Medium-Term Note (Floating Rate) (incorporated by reference to Exhibit 4.8 to BANK ONE CORPORATION's Registration
           Statement on Form S-3 (File No. 333-38387)).
   4.9     Certificate of Trust of BANK ONE Capital V (incorporated by reference to Exhibit 4.13 to BANK ONE CORPORATION's Registration
           Statement on Form S-3 (File No. 333-80903)).
   4.10    Amended and Restated Certificate of Trust, dated as of August 1,
           2000 of BANK ONE Capital V.
   4.11    Certificate of Trust of BANK ONE Capital VI.
   4.12    Certificate of Trust of BANK ONE Capital VII.
   4.13    Certificate of Trust of BANK ONE Capital VIII.
   4.14    Certificate of Trust of BANK ONE Capital IX.
   4.15    Certificate of Trust of BANK ONE Capital X.

 Exhibit
   No.                                 Description
 -------                               -----------
   4.16  Declaration of Trust of BANK ONE Capital V (incorporated by reference to Exhibit 4.18 to BANK ONE CORPORATION'S Registration Statement on
         Forms S-3 (File No. 333-80903)).
   4.17  Declaration of Trust of BANK ONE Capital VI.
   4.18  Declaration of Trust of BANK ONE Capital VII.
   4.19  Declaration of Trust of BANK ONE CAPITAL VIII.
   4.20  Declaration of Trust of BANK ONE Capital IX.
   4.21  Declaration of Trust of BANK ONE Capital X.
   4.22  Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities (incorporated by reference to Exhibit 4.19 to BANK ONE CORPORATION's Registration
         Statement on Form S-3 (File No. 333-80903)).
   4.23  Indenture between BANK ONE CORPORATION and The Chase Manhattan Bank, as trustee, to be used in connection with the issuance of the Junior
         Subordinated Debt Securities (incorporated by reference to Exhibit
         4(d) to First Chicago NBD Corporation's Registration Statement on
         Form S-3 (File No. 333-15649)).
   4.24  Second Supplemental Indenture relating to the Junior Subordinated Debt
         Securities between BANK ONE CORPORATION and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.21 to BANK ONE
         CORPORATION's Registration Statement on Form S-3 (File No.
         333-80903)).
   4.25  Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4.22 to BANK ONE CORPORATION's Registration
         Statement on Form S-3 (File No. 333-80903)).
   4.26  Form of Preferred Security (included in Exhibit 4.22).
   4.27  Form of Junior Subordinated Debt Security (included in Exhibit 4.25).
   4.28  Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.25 to BANK ONE CORPORATION's Registration
         Statement on Form S-3 (File No. 333-80903)).
   5.1   Opinion of Christine A. Edwards, Esq., Executive Vice President
         Secretary and Chief Legal Officer of BANK ONE CORPORATION, as to the
         legality of the Debt Securities, the Junior Subordinated Debt
         Securities and the Guarantees to be issued by BANK ONE (including
         Consent of Counsel).
   5.2   Opinion of Richards, Layton & Finger, P.A. as to the legality of the
         Preferred Securities to be issued by BANK ONE Capital V (including the
         Consent of such Counsel).
   5.3   Opinion of Richards, Layton & Finger, P.A. as to the legality of the
         Preferred Securities to be issued by BANK ONE Capital VI (including the Consent of such Counsel).
   5.4   Opinion of Richards, Layton & Finger, P.A. as to the legality of the
         Preferred Securities to be issued by BANK ONE Capital VII (including the Consent of such Counsel).
   5.5   Opinion of Richards, Layton & Finger, P.A. as to the legality of the
         Preferred Securities to be issued by BANK ONE Capital VIII (including the Consent of such Counsel).
   5.6   Opinion of Richards, Layton & Finger, P.A. as to the legality of the
         Preferred Securities to be issued by BANK ONE Capital IX (including the Consent of such Counsel).
   5.7   Opinion of Richards, Layton & Finger, P.A. as to the legality of the
         Preferred Securities to be issued by BANK ONE Capital X (including the
         Consent of such Counsel).
   8     Opinion of Cravath, Swaine & Moore as to certain federal tax matters
         (including the Consent of such Counsel).*
  12     Computation of Ratio of Earnings to Fixed Charges.

 Exhibit
   No.                                Description
 -------                              -----------
  23.1   Consent of Arthur Andersen LLP.
  23.2   Consent of Christine A. Edwards, Esq., Executive Vice President,
         Secretary and Chief Legal Officer of the Registrant (included in
         Exhibit 5.1).
  23.3   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
  23.4   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
  23.5   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4).
  23.6   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.5).
  23.7   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.6).
  23.8   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.7).
  23.9   Consent of Cravath, Swaine & Moore (included in Exhibit 8).*
  24     Powers of Attorney.
  25.1   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Senior Trustee under the Trust Indenture Act of 1939 with respect to senior Debt Securities.
  25.2   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Senior Trustee under the Trust Indenture Act of 1939 with respect to subordinated Debt Securities.
  25.3   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as Debt
         Trustee under the Trust Indenture Act of 1939 with respect to Junior
         Subordinated Debt Securities.
  25.4   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Institutional Trustee under the Amended and Restated Declaration of
         Trust of BANK ONE Capital Trust V.
  25.5   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Institutional Trustee under the Amended and Restated Declaration of
         Trust of BANK ONE Capital Trust VI.
  25.6   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Institutional Trustee under the Amended and Restated Declaration of
         Trust of BANK ONE Capital Trust VII.
  25.7   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Institutional Trustee under the Amended and Restated Declaration of
         Trust of BANK ONE Capital Trust VIII.
  25.8   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Institutional Trustee under the Amended and Restated Declaration of
         Trust of BANK ONE Capital Trust IX.
  25.9   Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Institutional Trustee under the Amended and Restated Declaration of
         Trust of BANK ONE Capital Trust X.
  25.10  Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Preferred Guarantee Trustee under the Preferred Securities Guarantee of BANK ONE CORPORATION for the benefit of the holders of Preferred
         Securities of BANK ONE Capital Trust V.
  25.11  Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Preferred Guarantee Trustee under the Preferred Securities Guarantee of BANK ONE CORPORATION for the benefit of the holders of Preferred
         Securities of BANK ONE Capital Trust VI.

  25.12  Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Preferred Guarantee Trustee under the Preferred Securities Guarantee of BANK ONE CORPORATION for the benefit of the holders of Preferred
         Securities of BANK ONE Capital Trust VII.
  25.13  Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Preferred Guarantee Trustee under the Preferred Securities Guarantee of BANK ONE CORPORATION for the benefit of the holders of Preferred
         Securities of BANK ONE Capital Trust VIII.

 Exhibit
   No.                                Description
 -------                              -----------
  25.14  Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Preferred Guarantee Trustee under the Preferred Securities Guarantee of BANK ONE CORPORATION for the benefit of the holders of Preferred
         Securities of BANK ONE Capital Trust IX.
  25.15  Form T-1 Statement of Eligibility of The Chase Manhattan Bank as
         Preferred Guarantee Trustee under the Preferred Securities Guarantee of BANK ONE CORPORATION for the benefit of the holders of Preferred
         Securities of BANK ONE Capital Trust X.

--------
* To be filed by amendment or incorporated herein by reference.

ITEM 17. Undertakings

   Each of the undersigned Registrants hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

      (7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (8) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 29, 2000.

                                          BANK ONE CORPORATION

                                          By:
                                                /s/ M. Eileen Kennedy
                                             ----------------------------------
                                                    M. Eileen Kennedy
                                                        Treasurer

                                          BANK ONE CAPITAL TRUST V
                                          BANK ONE CAPITAL TRUST VI
                                          BANK ONE CAPITAL TRUST VII
                                          BANK ONE CAPITAL TRUST VIII
                                          BANK ONE CAPITAL TRUST IX
                                          BANK ONE CAPITAL TRUST X

                                                /s/ M. Eileen Kennedy
                                          By:
                                             ----------------------------------
                                                    M. Eileen Kennedy
                                                         Trustee

                                                 /s/ Laurence Goldman
                                          By:
                                             ----------------------------------
                                                    Laurence Goldman
                                                         Trustee

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with BANK ONE CORPORATION and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----


     /s/ William P. Boardman           Director                   September 29, 2000
______________________________________
         William P. Boardman
        /s/ John H. Bryan*             Director                   September 29, 2000
______________________________________
            John H. Bryan
       /s/ James S. Crown*             Director                   September 29, 2000
______________________________________
            James S. Crown
         /s/ James Dimon*              Director and Principal     September 29, 2000
______________________________________  Executive Officer
             James Dimon
  /s/ Dr. Maureen A. Fay, O.P.*        Director                   September 29, 2000
______________________________________
       Dr. Maureen A. Fay, O.P.
        /s/ John R. Hall*              Director                   September 29, 2000
______________________________________
             John R. Hall

              Signature                          Title                   Date
              ---------                          -----                   ----

    /s/ Laban P. Jackson, Jr.*         Director                   September 29, 2000
______________________________________
        Laban P. Jackson, Jr.
       /s/ John W. Kessler*            Director                   September 29, 2000
______________________________________
           John W. Kessler
    /s/ Richard A. Manoogian*          Director                   September 29, 2000
______________________________________
         Richard A. Manoogian
    /s/ William T. McCormick*          Director                   September 29, 2000
______________________________________
         William T. McCormick
     /s/ John W. Rogers, Jr.*          Director                   September 29, 2000
______________________________________
         John W. Rogers, Jr.
 /s/ Frederick P. Stratton, Jr.*       Director                   September 29, 2000
______________________________________
      Frederick P. Stratton, Jr.
      /s/ Robert D. Walter*            Director                   September 29, 2000
______________________________________
           Robert D. Walter
      /s/ Charles W. Scharf*           Principal Financial        September 29, 2000
______________________________________  Officer
          Charles W. Scharf
     /s/ William J. Roberts*           Principal Accounting       September 29, 2000
______________________________________  Officer
          William J. Roberts

--------
* The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of BANK ONE CORPORATION pursuant to a power of attorney signed by such directors and officers.

                                                  /s/ M. Eileen Kennedy
                                             ----------------------------------
                                                     M. Eileen Kennedy
                                                      Attorney-in-Fact